                                                               EXHIBIT (a)(1)(F)

            GUIDELINES FOR CERTIFICATION OF TAXPAYER IDENTIFICATION
                         NUMBER ON SUBSTITUTE FORM W-9

     GUIDELINES FOR DETERMINING THE PROPER IDENTIFICATION NUMBER TO GIVE THE PAYER -- Social Security numbers have nine digits separated by two hyphens: i.e. 000-00-0000. Employer identification numbers have nine digits separated by only one hyphen: i.e. 00-0000000. The table below will help determine the number to give the payer.

-----------------------------------------------------------
                                            GIVE THE SOCIAL
FOR THIS TYPE OF ACCOUNT                    SECURITY NUMBER
                                                  OF:
-----------------------------------------------------------
1.   An individual's account                The individual
2.   Two or more individuals (joint         The actual
     account)                               owner of the
                                            account or, if
                                            combined funds,
                                            the first
                                            individual on
                                            the account(1)
3.   Custodian account of a minor           The minor(2)
     (Uniform Gift to Minors Act)
4.   a. The usual revocable savings trust   The grantor-
        account (grantor is also trustee)   trustee(1)
     b. So-called trust account that is     The actual
     not a legal or valid trust under       owner(1)
        State law
5.   Sole proprietorship or single-owner    The owner(3)
     LLC account
6.   Sole proprietorship or single-owner    The owner(3)
     LLC account
7.   A valid trust, estate, or pension      Legal entity(4)
     trust
-----------------------------------------------------------

-------------------------------------------------------------------------------
                                                        GIVE THE EMPLOYER
FOR THIS TYPE OF ACCOUNT                                IDENTIFICATION
                                                        NUMBER OF:
-------------------------------------------------------------------------------
    8.      Corporate account or LLC electing           The corporation
            corporate status on Form 8832
    9.      Association, club, religious, charitable,   The organization
            educational or other tax-exempt
            organization account
   10.      Partnership or multi-member LLC account     The partnership
   11.      A broker or registered nominee              The broker or nominee
   12.      Account with the Department of              The public entity
            Agriculture in the name of a public
            entity (such as a state or local
            government, school district or prison)
            that receives agricultural program
            payments

--------------------------------------------------------------------------------

(1) List first and circle the name of the person whose number you furnish. If only one person on a joint account has a social security number, that person's number must be furnished.
(2) Circle the minor's name and furnish the minor's social security number.
(3) YOU MUST SHOW YOUR INDIVIDUAL NAME, but you may also enter your business or "doing business as" name. You may use either your social security number or employer identification number.
(4) List first and circle the name of the legal trust, estate, or pension trust. (Do not furnish the taxpayer identification number of the personal representative or trustee unless the legal entity itself is not designated in the account title).

     NOTE: If no name is circled when there is more than one name listed, the number will be considered to be that of the first name listed.

            GUIDELINES FOR CERTIFICATION OF TAXPAYER IDENTIFICATION
                         NUMBER ON SUBSTITUTE FORM W-9
                                     PAGE 2

HOW TO OBTAIN A TIN
If you don't have a taxpayer identification number or you don't know your number, obtain Form SS-5, Application for a Social Security Card for individuals, or Form SS-4, Application for Employer Identification Number (for business and other entities), or Form W-7, Application for IRS Individual Taxpayer Identification Number (for certain resident aliens), at the local office of the Social Security Administration or the Internal Revenue Service and apply for a number.
If you return the Substitute Form W-9 with the "Awaiting TIN" box checked in
Part 3, you must provide the payer with a Certificate of Awaiting Taxpayer Identification Number and, within 60 days, a TIN. If you do not provide the TIN by the date of payment, 28% of all reportable payments will be withheld. If your certified TIN is received within the 60-day period and you were not subject to backup withholding during that period, the amounts withheld will be refunded to you. If no certified TIN is provided to the payer within 60 days, the amounts withheld will be paid to the IRS.
AS SOON AS YOU RECEIVE YOUR TIN, COMPLETE ANOTHER SUBSTITUTE FORM W-9, INCLUDE YOUR TIN, SIGN AND DATE THE FORM, AND GIVE IT TO THE PAYER.
For interest, dividends and broker transactions, you must sign the certification or backup withholding will apply. If you are subject to backup withholding and you are merely providing your correct TIN to a payer, you must cross out item 2 in the certification before signing the form.

PAYEES EXEMPT FROM BACKUP WITHHOLDING
Payees specifically exempted from backup withholding on ALL payments by the Payer include the following:
  - A corporation.
  - A financial institution.
  - An organization exempt from tax under section 501(a), or an individual retirement plan, or a custodial account under section 403(b)(7) if the account satisfies the requirements of Section 401(f)(2).
  - The United States or any agency or instrumentality thereof.
  - A state, the District of Columbia, a possession of the United States or any political subdivision or instrumentality thereof.
  - A foreign government, a political subdivision of a foreign government, or any agency or instrumentality thereof.
  - An international organization or any agency or instrumentality thereof.
  - A registered dealer in securities or commodities registered in the U.S., the District of Columbia or a possession of the U.S.
  - A real estate investment trust.
  - A common trust fund operated by a bank under section 584(a).
  - An entity registered at all times during the tax year under the Investment Company Act of 1940.
  - A foreign central bank of issue.
  - A futures commission merchant registered with the Commodity Futures Trading Commission.
  - A middleman known in the investment community as a nominee or custodian.
  - A trust exempt from tax under section 664 or described in section 4947. Payments of dividends and patronage dividends not generally subject to backup withholding include the following:
  - Payments to nonresident aliens subject to withholding under section 1441.
  - Payments to partnerships not engaged in a trade or business in the U.S. and which have at least one nonresident alien partner.
  - Payments of patronage dividends not paid in money.
  - Payments made by certain foreign organizations.
  - Section 404(K) payments made by an ESOP.
Payments of interest not generally subject to backup withholding include the following:
  - Payments of interest on obligations issued by individuals. Note: You are subject to information reporting if this interest is $600 or more and is paid in the course of the payer's trade or business and backup withholding if you have not provided your correct TIN to the payer.
  - Payments of tax-exempt interest (including exempt interest dividends under section 852).
  - Payments described in section 6049(b)(5) to nonresident aliens.
  - Payments on tax-free covenant bonds under section 1451.
  - Payments made by certain foreign organizations.
  - Mortgage or student loan interest paid to you.

Exempt payees described above should file Substitute Form W-9 to avoid possible erroneous backup withholding. FILE THIS FORM WITH THE PAYER, FURNISH YOUR TIN, WRITE "EXEMPT" ON THE FACE OF THE FORM IN PART 2, SIGN AND DATE THE FORM, AND RETURN IT TO THE PAYER.

Certain payments, other than interest, dividends and patronage dividends that are not subject to information reporting also are not subject to backup withholding. For details, see sections 6041, 6041A(a), 6042, 6044, 6045, 6049, 6050A and 6050N and the regulations thereunder.

PRIVACY ACT NOTICE. -- Section 6109 requires most recipients of dividend, interest or other payments to give their correct TIN to payers who must report the payments to the IRS. The IRS uses the numbers for identification purposes and to help verify the accuracy of tax returns. The IRS also may provide this information to the Department of Justice for civil and criminal litigation and to cities, states and the District of Columbia to carry out their tax laws. The IRS also may disclose this information to other countries under a tax treaty, or to federal and state agencies to enforce federal nontax criminal laws and to combat terrorism. Payers must be given the TIN whether or not recipients are required to file tax returns. Payers generally must withhold 28% of taxable interest, dividend and certain other payments to a payee who does not furnish a taxpayer identification number to a payer. Certain penalties may also apply.

PENALTIES

(1) PENALTY FOR FAILURE TO FURNISH TIN. -- If you fail to furnish your correct TIN to a payer, you are subject to a penalty of $50 for each such failure unless your failure is due to reasonable cause and not to willful neglect.

(2) CIVIL PENALTY FOR FALSE INFORMATION WITH RESPECT TO WITHHOLDING. -- If you make a false statement with no reasonable basis which results in no imposition of backup withholding, you are subject to a penalty of $500.

(3) CRIMINAL PENALTY FOR FALSIFYING INFORMATION. -- Willfully falsifying certifications or affirmations may subject you to criminal penalties including fines and/or imprisonment.

(4) MISUSE OF TINS. -- If the payer discloses or uses TINs in violation of federal law, the payer may be subject to civil and criminal penalties.

FOR ADDITIONAL INFORMATION CONTACT YOUR TAX CONSULTANT OR THE INTERNAL REVENUE SERVICE.